Form of Class B Warrant
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On March 17, 1998, Procept, Inc. ("Procept") completed a merger (the "Merger")
with Pacific Pharmaceuticals, Inc. ("Pacific"). In accordance with the Agreement and Plan of Merger Between Procept, Procept Acquisition Corp. and Pacific dated December 10, 1998, as amended, each outstanding option and warrant to purchase Pacific common stock, $0.02 par value, ("Pacific Common Stock") held by investors and corporate partners has been assumed by Procept. Each such option and warrant will continue to have, and be subject to, the terms and conditions set forth in such option or warrant immediately prior to the Merger except that
(i) each option and warrant shall be exercisable (or will become exercisable in accordance with its terms) for that number of shares of Procept common stock, $0.01 par value, ("Procept Common Stock") equal to the product of the number of shares of Pacific Common Stock that were issuable upon exercise of such option or warrant immediately prior to the Merger multiplied by 0.10865, rounded down to the nearest whole number of shares, and (ii) the per share exercise price for the Procept Common Stock issuable upon exercise of such option and warrant shall be equal to the quotient, rounded down to the nearest whole cent, determined by dividing the exercise price per share of Pacific Common Stock at which such option or warrant was exercisable immediately prior to the Merger by 0.10865.

As of March 25, 1999, there are 33,653 Class B Warrants to purchase Procept Common Stock outstanding.

                             VOID AFTER ___________


                     FORM OF CLASS B WARRANT CERTIFICATE FOR
                            PURCHASE OF COMMON STOCK

                                  PACIFIC, INC.


THIS CERTIFIES THAT FOR VALUE RECEIVED


or registered assigns (the "Registered Holder") is the owner of the number of Class B Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.02 par value ("Common Stock"), of PACIFIC, Inc., a Delaware corporation (the "Company"), at any time commencing _________ and prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of an amount equal to $22.00 for each Warrant (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to Pacific, Inc. The Company may, at its election, reduce the Purchase Price.

         REFERENCE HEREBY IS MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated _________ by and between the Company and the Warrant Agent.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflict of laws.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted thereon.


                                                PACIFIC, INC.


                                                By:
                                                    ----------------------------


                                                AMERICAN STOCK TRANSFER &
                                                TRUST COMPANY


                                                By:
                                                    ----------------------------

                                  PACIFIC, INC.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price of the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby are exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Expiration Date" shall mean 5:00 P.M. (New York time) on _________, 2001. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close. The Company may, at its election, extend the Expiration Date.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized office of the Company) for all purposes and shall not be affected by any notice to the contrary.

                                SUBSCRIPTION FORM
                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrant

            The undersigned Registered Holder hereby irrevocably elects to exercise ________ Warrants represented by the Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requires that certificates for such securities shall be issued in the name of


                     PLEASE INSERT SOCIAL SECURITY OR OTHER
                               IDENTIFYING NUMBER


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               --------------------------------------------------
                    (please print or type name and address)


and to be delivered to


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                     (please type or print name and address)



and if such number of Warrants shall not be all of the Warrants evidenced by the Warrant Certificates, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

         The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member, then it will be assumed that the exercise was solicited by Paramount Capital, Inc.

Name of NASD Member if other than Paramount Capital, Inc.

Dated:
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                                     Address


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                      Social Security or Taxpayer ID number


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                              Signature Guaranteed



                                   ASSIGNMENT

                    To Be Executed by the Registered Holder
                           in Order to Assign Warrants


FOR VALUE RECEIVED, ____________, hereby sells, assigns and transfers unto



                     PLEASE INSERT SOCIAL SECURITY OR OTHER
                               IDENTIFYING NUMBER


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                     (please print or type name and address)



of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

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Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:
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                              Signature guaranteed


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN ON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.